STOCKHOLDERS AGREEMENT

            STOCKHOLDERS AGREEMENT, dated as of December 22, 1998 ("STOCKHOLDERS AGREEMENT"), by and between ROHN Industries, Inc., a Delaware corporation (the "COMPANY"), the UNR Asbestos-Disease Claims Trust (the "Trust"), each party listed on Exhibit A hereto (a "BAIN STOCKHOLDER" and, collectively, the "BAIN STOCKHOLDERS") and each party listed on Exhibit B hereto (an "OTHER PIROD STOCKHOLDER" and, together with the Bain Stockholders, the "PIROD STOCKHOLDERS").

            WHEREAS, as of the date hereof the Trust is the majority stockholder of the Company and the PIROD Stockholders own all of the outstanding shares of PiRod Holdings, Inc., a Delaware corporation ("PIROD");

            WHEREAS, the Company and PIROD propose to enter into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT") pursuant to which PIROD shall be merged with and into the Company (the "MERGER"), upon the terms and conditions set forth in the Merger Agreement;

            WHEREAS, upon consummation of the Merger, the Trust and the PIROD Stockholders will each own shares of Common Stock (as hereinafter defined);

            WHEREAS, the Company, the Trust and the PIROD Stockholders desire to
establish  in  this  Stockholders   Agreement  certain  rights  and  obligations
concerning their relationship with each other from and after the Merger;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1.  DEFINITIONS.

            For purposes of this Stockholders Agreement, each of the following underlined terms shall have the meaning specified with respect to such term:

            "ACTION" has the meaning specified in Section 4.7(c) hereof.

            "ADDITIONAL SECURITIES" has the meaning specified in Section 4.1(a) hereof.

            "AFFILIATE", with respect to any specified Person, means any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified

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Person.  For  purposes  of  this  Stockholders  Agreement,  the  term  "control"
(including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly of power to direct or cause the direction of management or policies (whether through ownership of
securities  or  partnership  or  other  ownership  interests,   by  contract  or
otherwise); PROVIDED, HOWEVER, that neither the Company nor any Stockholder Party shall be deemed to be an Affiliate of the other.

            "BAIN DIRECTOR" means any individual designated by the Bain Stockholders to be nominated for election to the Board of Directors of the Company in accordance with Section 2.2 hereof who is thereafter elected to the Board of Directors.

            "BAIN NOMINEE" has the meaning specified in Section 2.2(a) hereof.

            "BAIN STOCKHOLDER REPRESENTATIVE" means Bain Capital, Inc.; PROVIDED, HOWEVER, that the Bain Stockholders may designate any Bain Stockholder as the Bain Stockholder Representative, such designation to be effective when (and only when) Bain Capital, Inc. delivers to the Company and to the other Stockholder Parties a certificate, executed by its Chief Executive Officer, to the effect that such new designation has been made; and PROVIDED, FURTHER, that the Company and the other Stockholder Parties shall be entitled to rely upon such certificate as the act of the Bain Stockholders.

            "BAIN STOCKHOLDER" and "BAIN STOCKHOLDERS" have the respective meanings specified in the first paragraph of this Stockholders Agreement.

            A Person shall be deemed to "BENEFICIALLY OWN" or be the "BENEFICIAL OWNER" of all shares of Common Stock which such Person and any of such Person's Affiliates beneficially own within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule). Without limiting the foregoing, (i) references in this Stockholders Agreement to the amount of Common Stock beneficially owned by a "Stockholder Party" means, in the case of the Bain Stockholders, the aggregate amount of Common Stock beneficially owned by the Bain Stockholders and their respective Affiliates (including all shares of Common Stock that can be acquired by the exercise of warrants to acquire shares of Common Stock that are outstanding and exercisable as of the Effective Time and (ii) in calculating the percentage of Common Stock beneficially owned by any Stockholder Party for purposes of any provision of this Stockholders Agreement which sets forth a specific percentage of Common Stock, the only shares of Common Stock that shall be taken into account are (x) shares of Common Stock which are beneficially owned by such Stockholder Party (or, in the case of any Transferee pursuant to Section 4.11(a) hereof, the Stockholder Party which Transferred such shares to the Transferee) as of the Effective Time (giving effect to the conversion of shares pursuant to the Merger Agreement and including all shares of Common Stock that can be acquired by the exercise of warrants to acquire shares of Common Stock that are outstanding and exercisable as of the Effective Time) and (y) any other securities referred to clause (ii) or (iii) of the definition of Common Stock which are thereafter issued in respect of such shares, and in each case which continue to be beneficially owned by such Stockholder Party at the time as of which the determination is made.

            "BOARD OF DIRECTORS" means the board of directors of the Company.

            "BY-LAWS" means the by-laws of the Company, as amended from time to time.

            "CERTIFICATE   OF   INCORPORATION"    means   the   Certificate   of
Incorporation of the Company, as amended from time to time.

            "CHANGE OF CONTROL PROVISION" has the meaning specified in
Section 5.2 hereof.

            "COMMON STOCK" means (i) the common stock, par value $.01 per share, of the Company, (ii) any stock or other securities into which or for which such common stock may hereafter be changed, converted or exchanged, and (iii) any other securities issued to holders of such common stock (or such securities into which or for which such common stock is so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction(s) or event(s).

            "COMPANY" has the meaning specified in the first paragraph of this Stockholders Agreement, and shall include its successors.

            "COMPANY INDEMNIFIED PARTIES" has the meaning specified in
Section 4.7(a) hereof.

            "COMPANY PIGGYBACK SECURITIES" has the meaning specified in
Section 4.1(a) hereof.

            "COMPANY SECURITIES" has the meaning specified in Section 4.2(a) hereof.

            "COMPANY STOCKHOLDERS MEETING" has the meaning specified in
Section 2.2(c) hereof.

            "DEBT AGREEMENT" has the meaning specified in Section 5.2 hereof.

            "DEMAND NOTICE" has the meaning specified in Section 4.1(a) hereof.

            "DEMAND REGISTRATION" has the meaning specified in Section 4.1(a) hereof.

            "DISTRIBUTION EXPENSES" means all (i) underwriting discounts, fees and commissions, and (ii) stock transfer taxes, if any related to or arising from the distribution of securities pursuant to a Demand Registration or a Piggyback Registration.

            "EFFECTIVE TIME" has the meaning specified in the Merger
Agreement.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, as they each may from time to time be in effect. References in this Stockholders Agreement to a particular section of, or rule or regulation promulgated under, the Exchange Act means such section, rule or regulation, as the case may be, as from time to time in effect, or any successor provision to similar effect.

            "EXEMPTED TRANSACTIONS" has the meaning specified in Section 3.2 hereof.

            "FAMILY GROUP" has the meaning specified in Section 3.2 hereof.

            "INDEMNIFIED PARTY" has the meaning specified in Section 4.7(c) hereof.

            "INDEMNIFYING PARTY" has the meaning specified in Section 4.7(c) hereof.

            "INDEPENDENT DIRECTOR" means any individual independent of and otherwise unaffiliated with any party hereto (other than the Company), and who shall not be an officer or an employee, trustee, consultant or advisor or (financial, legal or other) of any party hereto (other than the Company) or any Affiliate thereof, or any individual who shall have served in any such capacity, or who is, or has been, an officer or employee of any such consultant or advisor.

            "INITIATING PARTY" has the meaning specified in Section 4.1(a) hereof.

            "LOSS" has the meaning specified in Section 4.7(a) hereof.

            "MANAGEMENT REPRESENTATIVES" has the meaning specified in Section 2.2(a) hereof.

            "MAXIMUM AMOUNT" has the meaning specified in Section 3.1(b) hereof.

            "MERGER" has the meaning specified in the recitals of this Stockholders Agreement.

            "MERGER AGREEMENT" has the meaning specified in the recitals of this Stockholders Agreement.

            "NOMINEE" has the meaning specified in Section 2.2(a) hereof.

            "OTHER PARTY" has the meaning specified in Section 3.1(a) hereof.

            "OTHER PIROD STOCKHOLDER" has the meaning specified in the first paragraph of this Stockholders Agreement.

            "OTHER SECURITIES" has the meaning specified in Section 4.2(b) hereof.

            "PARTICIPATING STOCKHOLDER PARTY" means each of (i) in the case of a Demand Registration, the Initiating Party and each other Stockholder Party, if such other Stockholder Party delivers the request referred to in Section 4.1(a)(i)(C) hereof and (ii) in the case of a Piggyback Registration, each Stockholder Party that delivers the request referred to in Section 4.2(a) or 4.12(d)(i) hereof.

            "PERSON" means any individual, partnership, corporation, limited liability company, trust, unincorporated organization or other legal entity, and a government or agency or political subdivision thereof.

            "PIGGYBACK REGISTRATION" has the meaning specified in Section 4.2(a) hereof.

            "PIGGYBACK REGISTRATION NOTICE" has the meaning specified in
Section 4.2(a) hereof.

            "PIROD" has the meaning specified in the recitals of this Stockholders Agreement.

            "PIROD STOCKHOLDERS" has the meaning specified in the first paragraph of this Stockholders Agreement.

            "PIROD TRANSFEREE" has the meaning specified in Section 6.2 hereof.

            "PRINCIPAL STOCKHOLDER PARTY" means either (i) the Trust or (ii) the Bain Stockholders (which shall be considered a single Principal Stockholder Party for purposes of this Stockholders Agreement); and "PRINCIPAL STOCKHOLDER PARTIES" means both the Trust and the Bain Stockholders.

            "PROSPECTUS" means the prospectus contained in a Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in connection with the disposition of any Registrable Securities covered by such Registration Statement, in each case as such prospectus may be amended or supplemented from time to time. The term "Prospectus" shall also include all documents incorporated by reference in any such prospectus.

            "REGISTRABLE SECURITIES" means, with respect to any Stockholder Party, the shares of Common Stock beneficially owned by such Stockholder Party as of the Effective Time (giving effect to the conversion of shares pursuant to the Merger Agreement) and any other securities referred to clause (ii) or (iii) of the definition of Common Stock which are thereafter issued in respect of such shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 under the Securities Act, or (iii) such securities shall have ceased to be outstanding.

            "REGISTRATION EXPENSES" has the meaning specified in Section 4.6(a) hereof.

            "REGISTRATION RIGHTS" has the meaning specified in Section 4.12(a) hereof.

            "REGISTRATION STATEMENT" means a registration statement of the Company under the Securities Act of 1933, as it may be amended or supplemented from time to time. The term "Registration Statement" shall also include all exhibits, financial statements and schedules to any such registration statement and all documents incorporated by reference in any such registration statement.

            "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, as they each may from time to time be in effect. References herein to a particular section of, or rule or regulation promulgated under, the Securities Act means such section, rule or regulation, as the case may be, as from time to time in effect, or any successor provision to similar effect.

            "SELLING PARTY" has the meaning specified in Section 3.1(a) hereof.

            "SHELF REGISTRATION" has the meaning specified in Section 4.1(a) hereof.

            "STOCKHOLDER INDEMNIFIED PARTIES" has the meaning specified in
Section 4.7(b) hereof.

            "STOCKHOLDER PARTY" means either (i) the Trust, (ii) the Bain Stockholders (which shall be considered a single Stockholder Party for purposes of this Stockholders Agreement) or (iii) any Other PIROD Stockholder; and "STOCKHOLDER PARTIES" means all of foregoing.

            "STOCKHOLDER PIGGYBACK SECURITIES" has the meaning specified in
Section 4.1(a) hereof.

            "STOCKHOLDER SECURITIES" has the meaning specified in Section 4.2(a) hereof.

            "STOCKHOLDERS AGREEMENT" has the meaning specified in the first paragraph of this agreement, as this agreement may from time to time be modified, amended or supplemented in writing in accordance with the terms hereof.

            "TAG-ALONG NOTICE" has the meaning specified in Section 3.1(c) hereof.

            "TAG-ALONG RIGHTS" means the tag-along rights granted to the Other Party pursuant to Section 3.1 hereof.

            "THEN-OUTSTANDING SHARES OF COMMON STOCK" means all shares of Common Stock outstanding at the time as of which the determination is made, without regard to (i) any shares of Common Stock held in the treasury of the Company or
(ii) any shares of Common Stock issuable pursuant to any options, warrants, convertible securities or other rights, agreements, commitments or undertakings of any kind obligating the Company to issue or deliver any shares of Common Stock (whether unissued or treasury).

            "THIRD PARTY" has the meaning specified in Section 3.1(a) hereof.

            "THIRD PARTY TERMS" has the meaning specified in Section 3.1(b) hereof.

            "TRANSFER" (when used as a noun or verb) means, with respect to the Common Stock, any direct or indirect transfer, sale, assignment or other disposition thereof. For purposes of this Stockholders Agreement, a Transfer of

Common Stock by any one or more of the Bain Stockholders shall be deemed to be a Transfer by the Bain Stockholders as a Stockholder Party hereunder.

            "TRANSFEREE" has the meaning specified in Section 4.11(a) hereof.

            "TRANSFERRED COMPANY SHARES" has the meaning specified in Section 7.4(b) hereof.

            "TRANSFERRED PIROD SHARES" has the meaning specified in Section
6.2 hereof.

            "TRUST" has the meaning specified in the first paragraph of this Stockholders Agreement, and shall include its successors.

            "TRUST DIRECTOR" means any individual designated by the Trust to be nominated for election to the Board of Directors of the Company in accordance with Section 2.2 hereof who is thereafter elected to the Board of Directors.

            "TRUST NOMINEE" has the meaning specified in Section 2.2(a) hereof.


                                   ARTICLE II

                               BOARD OF DIRECTORS

            Section 2.1. NUMBER OF DIRECTORS. Until such time, if any, as the provisions of this Article II terminate pursuant to Section 2.6 hereof, (i) the Board of Directors shall consist of ten directors and (ii) no action shall be taken by the Stockholder Parties or the Company to classify the Board of Directors.

            Section 2.2.      STOCKHOLDER NOMINEES.

            (a) MERGER. As of the Effective Time, the Board of Directors will be reconstituted as follows: the Trust shall have the right to designate four individuals to serve on the Board of Directors (each, a "TRUST NOMINEE") and the Bain Stockholders shall have the right to designate two individuals to serve on the Board of Directors (each, a "BAIN NOMINEE") (any individual so designated by the Trust or the Bain Stockholders, a "Nominee"). The remaining directors shall consist of Brian Pemberton, Myron Noble (together with Mr. Pemberton, the
"MANAGEMENT REPRESENTATIVES") and two Independent Directors determined in accordance with Section 2.3 hereof; PROVIDED, HOWEVER, that if, prior to the Effective Time Mr. Pemberton shall become unable to serve as a director of the Company, then the Trust shall designate an individual to replace Mr. Pemberton who shall be either Mr. Pemberton's successor or a person designated by the Trust and reasonably acceptable to the Bain Stockholders; and PROVIDED, FURTHER, that if, prior to the Effective Time Mr. Noble shall become unable to serve as a director of the Company, then the Bain Stockholders shall designate an individual to replace Mr. Noble who shall be either Mr. Noble's successor or a person designated by the Bain Stockholders and reasonably acceptable to the Trust. Neither Management Representative (or their replacements) shall be deemed a "Nominee", a "Trust Director" or a "Bain Director" for purposes of this Stockholders Agreement.

            (b)   COMPOSITION OF BOARD AFTER MERGER.

                  (i) Following the Effective Time, subject to Section 2.6 hereof, each of the Principal Stockholder Parties shall be entitled to representation on the Board of Directors as follows:

                        (w)  For so long as  such  Principal  Stockholder  Party
                  continues   to   beneficially   own  at   least   20%  of  the
                  then-outstanding shares of Common Stock, four designees;

                        (x) For so long as such Principal Stockholder Party continues to beneficially own less than 20%, but at least 15%, of the then-outstanding shares of Common Stock, three designees;

                        (y) For so long as such Principal Stockholder Party continues to beneficially own less than 15%, but at least 10%, of the then-outstanding shares of Common Stock, two designees; and

                        (z) For so long as such Principal Stockholder Party continues to beneficially own less than 10%, but at least 5%, of the then-outstanding shares of Common Stock, one designee;

            PROVIDED, THAT (i) only Shares of Common Stock owned beneficially at the Effective Time shall be included in making the calculations in paragraphs (w) - (z) above and (ii) the Trust shall in no event be entitled to more than four designees, and Bain shall in no event be entitled to more than two designees, on the Board of Directors pursuant to this Section 2.2.

                  (ii) Following the Effective Time, subject to Section 2.6 hereof, each Management Representative shall be nominated for election to the Board of Directors pursuant to Section 2.3(c) hereof and the Stockholder Parties shall have the obligation to vote for such individuals as directors pursuant to Section 2.4 hereof; PROVIDED, HOWEVER, that with respect to each Management Representative, this Section 2.2(b)(ii) shall apply only for so long as such Management Representative continues to hold the executive position with the Company held by such Management Representative immediately after the Effective Time.

                  (iii) Following the Effective Time, subject to Section 2.6 hereof, the balance of the directors (including any vacancies arising as a result of a decrease in the number of designees to which a Principal Stockholder Party is entitled pursuant to this
            Section 2.2(b)) shall be Independent Directors determined in accordance with Section 2.3 hereof.

            (c) NOMINATION AND ELECTION. The Company shall cause the Nominees, the Management Representatives (subject to the proviso set forth in Section 2.2(b)(ii) hereof) and any Independent Directors determined in accordance with
Section 2.3 hereof, to be nominated for election to the Board of Directors (i) in the case of the reconstitution of the Board of Directors contemplated by
Section 2.2(a) hereof, at the meeting of stockholders of the Company held to vote upon the Merger (the "COMPANY STOCKHOLDERS MEETING") and (ii) thereafter,
(x) at each annual meeting of stockholders of the Company (or any special meeting of stockholders convened for the purpose (which need not be the sole purpose) of electing directors) or (y) in connection with any solicitation of written consents by the Company undertaken for the purpose (which need not be the sole purpose) of electing directors. The Company shall solicit proxies (or, if applicable, written consents) for, and otherwise use its commercially reasonable best efforts to secure, the election of such individuals to the Board of Directors.

            (d) INFORMATION REGARDING NOMINEES. Within 20 days of the receipt by it of written notice of any stockholders meeting or solicitation of written consents relating to the election of directors (or, in the case of the Company Stockholders Meeting, within 10 days after the date of this Stockholders Agreement), each Principal Stockholder Party shall deliver to the Company and to the other Principal Stockholder Party a written notice setting forth (i) the names of its Nominee(s), (ii) such other information regarding its Nominee(s) as would be required to be included in the Company's proxy statement under the Exchange Act, and (iii) the consents of its Nominee(s) to serve as director(s) of the Company if so elected.

            (e) REPLACEMENT NOMINEES. If, prior to his or her election to the Board of Directors, any Nominee shall become unable to serve as a director of the Company, the Principal Stockholder Party who so designated such Nominee shall be entitled to designate a replacement, who shall then be a Nominee for purposes of Section 2.2(a) or 2.2(b), as the case may be.

            (f) VACANCIES. Subject to Section 2.2(h) hereof, the Company shall use its commercially reasonable best efforts to ensure that the applicable Principal Stockholder Party shall have the exclusive right to designate a Nominee to fill any vacancy created by the removal, death or resignation of a Bain Director or Trust Director, as the case may be (including, without limitation, nominating such individual for election to the Board of Directors at a meeting of stockholders of the Company (or written consent in lieu of such meeting) called for purpose of filling such vacancy and, if the first sentence of Section 2.2(g) hereof is applicable, removing the applicable director).

            (g) REMOVAL. Each Principal Stockholder Party may at any time notify the Company and the other Stockholder Parties in writing of its desire to remove any of its designees from the Board of Directors, in which case the Company shall take the actions specified in Sections 2.2(c) and 2.2(f) hereof and the other Stockholder Parties shall take the actions specified in Section 2.4 hereof. No Stockholder Party shall seek to remove any of another Stockholder Party's designees from the Board of Directors for any reason.

            (h) RECONSTITUTION OF BOARD. If at any time the amount of Common Stock beneficially owned by any Principal Stockholder Party changes so as to decrease the number of designees to which such Principal Stockholder Party is entitled pursuant to Section 2.2(b) hereof, the Stockholder Parties and the Company will promptly take all necessary action to reconstitute the Board of Directors in accordance with Section 2.2(b) hereof.

            Section 2.3. INDEPENDENT DIRECTORS. The Principal Stockholder Parties shall use their commercially reasonable best efforts to agree on the nominees for election to the Board of Directors as Independent Directors with respect to the Company Stockholders Meeting and, thereafter, with respect to each annual meeting of stockholders of the Company or any special meeting of stockholders of the Company (or written consent in lieu of such meeting) called for the purpose of electing directors. If and to the extent that the Principal Stockholder Parties are unable to so agree, the Board of Directors shall determine the identity of the Independent Directors whom the Company shall nominate for election to the Board of Directors. The foregoing procedures shall also apply in the event of any vacancy on the Board of Directors created by the removal, death or resignation of an Independent Director. Any individual selected by the Principal Stockholder Parties or by the Board of Directors as an Independent Director pursuant to this Section 2.3 shall not be deemed a "Nominee", a "Trust Director" or a "Bain Director" for purposes of this Stockholders Agreement.

            Section 2.4. COVENANT TO VOTE. The Trust and each of the PIROD Stockholders agrees that, at any annual meeting of stockholders of the Company or any special meeting of stockholders of the Company (or written consent in lieu of such meeting) called for the purpose of electing (or, if applicable, removing) directors, all of the Common Stock (and all other voting securities of the Company, if any) beneficially owned by it shall be voted (i) for the election of the individuals nominated in accordance with Sections 2.2 and 2.3 hereof (including, without limitation, any nomination for the purpose of filling any vacancy) and (ii) if any Principal Stockholder Party has given the notice referred to in the first sentence of Section 2.2(g) hereof, for the removal of the director or directors specified in such notice.

            Section 2.5. ACTION BY THE BOARD; QUORUM. A majority of the entire Board of Directors shall constitute a quorum. All actions by the Board of Directors shall be taken by a majority vote of such quorum.

            Section 2.6. TERMINATION OF ARTICLE II. This Article II shall terminate at such time, if any, as either Principal Stockholder Party is the beneficial owner of less than 5% of the then-outstanding shares of Common Stock.


                                   ARTICLE III

                                TAG-ALONG RIGHTS

            Section 3.1 TAG-ALONG RIGHTS.

            (a) GENERAL. Each Stockholder Party (a "SELLING PARTY") agrees that it shall not Transfer for value any shares of Common Stock beneficially owned by it (other than in Exempted Transactions (as defined below), to which the provisions of this Section 3.1 do not apply) if such Transfer, together with all such Transfers of Common Stock by the Selling Party and/or its Affiliates as part of the same transaction or series of related transactions (excluding in each case Exempted Transactions), would result in a Transfer of Common Stock in excess of an aggregate of 5% of the then-outstanding shares of Common Stock, unless the terms and conditions of such Transfer shall include an offer to each of the other Stockholder Parties (each of the foregoing, an "OTHER PARTY") to include in the Transfer to the proposed transferee or transferees (the "THIRD PARTY"), at such Other Party's option and on the same price and on the same terms and conditions as apply to the Selling Party, an amount of Common Stock equaling the least of (i) the number derived by multiplying (x) the number of shares of Common Stock beneficially owned by such Other Party by (y) a fraction, the numerator of which is the number of shares of Common Stock proposed to be Transferred by the Selling Party, and the denominator of which is the total number of shares of Common Stock beneficially owned by the Selling Party on the date of the notice referred to in Section 3.1(b) hereof, (ii) if there is a Maximum Amount (as defined in Section 3.1(b) hereof), the number derived by multiplying (x) the Maximum Amount by (y) a fraction, the numerator of which is the number of shares of Common Stock owned by such Other Party and the denominator of which is the total number of shares of Common Stock beneficially owned by the Selling Party and all Other Parties exercising their Tag-Along Rights pursuant to Section 3.1(c) hereof or (iii) such lesser number of shares as such Other Party shall designate in its Tag-Along Notice.

            (b) NOTICE BY SELLING PARTY. The Selling Party shall notify the Company and the Other Parties in writing of any proposed Transfer to which the provisions of this Section 3.1 apply. Each such notice shall set forth: (i) the name and address of the Third Party, (ii) the number of shares of Common Stock proposed to be Transferred to the Third Party, (iii) the number of shares of Common Stock beneficially owned by the Selling Party, (iv) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party, and any other material terms pertaining to the Transfer (the "THIRD PARTY TERMS"), including without limitation, whether the Third Party has limited the number of shares it proposes to purchase from the Selling Party and the Other Parties pursuant to this Section 3.1 to the number of shares set forth in clause (ii) above (the "MAXIMUM AMOUNT"), and (v) that the Third Party has been informed of the Tag-Along Rights of the Other Parties and has agreed to purchase shares of Common Stock in accordance with the terms hereof.

            (c)   EXERCISE OF TAG-ALONG RIGHTS BY OTHER PARTIES.

                  (i) Each Other  Party may  exercise  its  Tag-Along  Rights by delivery of a written notice to the Company and the Selling Party (the "TAG-ALONG NOTICE") within twenty (20) days following receipt of the notice specified in Section 3.1(b) hereof. The Tag-Along Notice shall state (x) the number of shares of Common Stock beneficially owned by such Other Party and (y) the number of shares of Common Stock that such Other Party wishes to include in such Transfer to the Third Party (giving effect to the formula set forth in clauses (i) and (iii) of Section 3.1(a) hereof, but subject to reduction, if applicable, pursuant to clause (ii) of Section 3.1(a) hereof).

                  (ii) Each Other Party which delivers a Tag-Along Notice shall, upon the giving of such notice, be entitled and obligated to sell the number of shares of Common Stock set forth in such Tag-Along Notice to the Third Party on the Third Party Terms.

                  (iii) After expiration of the twenty-day period referred to in subparagraph (i) above, if no Other Party has given a Tag-Along Notice and the provisions of this Section 3.1 have been complied with in all respects, the Selling Party shall have the right for a 120-day period to Transfer the shares of Common Stock covered by the notice set forth in Section 3.1(b) hereof to the Third Party on the Third Party Terms (or on other terms no more favorable to the Selling Party) without further notice to the Other Parties, but after such 120-day period no such Transfer may be made without again giving notice to the Other Parties of the proposed Transfer and complying with the requirements of this Section 3.1.

            (d) CLOSING. At the closing of the Transfer by the Selling Party to any Third Party (of which the Selling Party shall give each Other Party who has elected to exercise its Tag-Along Right at least five business days' prior written notice), the Third Party shall remit to each Other Party as applicable the consideration for the total sales price of the Common Stock beneficially owned by such Other Party sold pursuant thereto, against delivery by such Other Party of certificates for such Common Stock, duly endorsed or with duly executed stock powers and the compliance by such Other Party with any other conditions to closing included in the Third Party Terms.

            (e) THIRD PARTY TERMS. Notwithstanding anything in this Stockholders Agreement to the contrary, for purposes of determining the consideration payable to each Other Party as applicable at the closing referred to in Section 3.2(d) hereof, (x) if the Third Party Terms provide that the Third Party shall assume any debt of the Selling Party, such assumption shall be treated as a cash payment equal to the amount of debt so assumed and (y) a Transfer (by merger or otherwise) of any equity or beneficial interest in any Person which is the beneficial owner of Common Stock (or any direct or indirect parent of such Person) shall be treated as follows:

                  (i)  such  Transfer  shall be  deemed  to be a  Transfer  of a percentage of the total number of shares of Common Stock beneficially owned by such Person equal to the percentage of the equity or beneficial interest in such Person (or such Person's parent) Transferred in such transaction; and

                  (ii) the consideration  allocable to the Common Stock shall be determined by an investment banking firm of national reputation selected by the Selling Party and reasonably satisfactory to other Principal Stockholder Party.

            Section 3.2 EXEMPTED TRANSACTIONS. The following Transfers shall constitute "EXEMPTED TRANSACTIONS" for purposes of Section 3.1 hereof: (i) a Transfer of Common Stock by any Stockholder Party to an Affiliate of such Stockholder Party, (ii) a Transfer of Common Stock by any Stockholder Party to the public pursuant to an effective registration statement under the Securities Act, provided such offering is an underwritten or anonymous offering, (iii) a Transfer of Common Stock by any Stockholder Party pursuant to Rule 144 promulgated under the Securities Act, (iv) a Transfer of Common Stock by any Bain Stockholder to its limited partners, (v) a Transfer of Common Stock by any PIROD Stockholder pursuant to applicable laws of descent and distribution, (vi) a Transfer of Common Stock by PH, Inc. to its stockholders or (vii) a Transfer of Common Stock by a PIROD Stockholder to a member of his Family Group (as defined below), provided that the provisions contained in this Agreement will continue to be applicable to such shares of Common Stock after any such Transfer pursuant to clauses (i), (vi) and (vii) hereof and the transferees of such shares of Common Stock shall agree in writing to be bound by the provisions of this Agreement (in which case Exhibit A or B hereto, as applicable, will be deemed amended to add each such transferee as a Bain Stockholder or an Other PIROD Stockholder, as the case may be. "FAMILY GROUP" means the spouse and descendants (whether natural or adopted) and any trust solely for the benefit of a PIROD Stockholder and/or his spouse and/or descendants.


                                   ARTICLE IV

                               REGISTRATION RIGHTS

            Section 4.1.      DEMAND REGISTRATION, INCLUDING SHELF REGISTRATION.

            (a)   REQUEST FOR REGISTRATION.

                  (i) At any  time  and  from  time  to  time  after  the  first anniversary of the Effective Time (subject to Section 4.1(a)(ii) hereof), upon the written request of any Principal Stockholder Party (the "INITIATING PARTY") that the Company effect the registration under the Securities Act of a number of Registrable Securities that is not less than the lesser of (x) Registrable Securities having an aggregate market value (based on the closing share price on the business day immediately preceding the date of such request) of at least $5 million or (y) at least 3% of the then-outstanding shares of Common Stock (a "DEMAND NOTICE"), which request shall specify the intended method or methods of disposition of such Registrable Securities (it being understood that the method specified or intended by the Initiating Party with respect to any registration may be an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or otherwise (a "SHELF REGISTRATION")), the Company will promptly give written notice of such requested registration to the other Stockholder Parties, and thereupon the Company shall use its commercially reasonable best efforts to effect as promptly as practicable the registration under the Securities Act of:

                        (A) all of the Registrable  Securities which the Company
                  has been so requested to register by the Initiating Party,

                        (B) all shares of Common Stock which the Company desires
                  to include in such registration for its own account, as specified in a written notice given to the Initiating Party and the other Stockholder Parties within 10 days after receipt by the Company of the Demand Notice, and

                        (C) all  Registrable  Securities  which the  Company has
                  been requested to include in such registration by each other Stockholder Party, as specified in a written request given by such Stockholder Party to the Company and the Initiating Party within 10 days after receipt of the aforesaid written notice from the Company (together with the securities referred to in clause (B) above, the "ADDITIONAL SECURITIES"), all to the extent requisite to permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice. A registration pursuant to this Section 4.1(a)(i) is referred to herein as a "DEMAND REGISTRATION."

                  (ii) Notwithstanding the foregoing subparagraph (i), if any Principal Stockholder Party shall desire to request a Demand Registration pursuant to Section 4.1(a)(i) hereof prior to the first anniversary of the Effective Time, (x) it shall so notify the other Principal Stockholder Party in writing, seeking the other Principal Stockholder Party's consent to such Demand Registration and (y) the Initiating Party may deliver its Demand Notice to the Company pursuant to Section 4.1(a)(i) hereof only if the other Principal Stockholder Party consents to such Demand Registration (which consent may be given or withheld in its sole discretion).

                  (iii) Notwithstanding the foregoing  subparagraph (i), (x) the right of each Principal Stockholder Party to request a Demand Registration as provided therein shall terminate at such time, if any, as the Registrable Securities beneficially owned by such Principal Stockholder Party constitute less than 3% of the then-outstanding shares of Common Stock and (y) the right of any Stockholder Party to participate in any Demand Registration pursuant to Section 4.1(a)(i)(C) hereof shall terminate at such time, if any, as the Registrable Securities beneficially owned by such Stockholder Party constitute less than 1% of the then-outstanding shares of Common Stock.

                  (iv) Notwithstanding the foregoing subparagraph (i), if a registration pursuant to this Section 4.1 involves an underwritten offering, and the lead underwriter shall advise the Initiating Party in writing (with a copy to the Company and each other Participating Stockholder Party) that, in its opinion, the number of Additional Securities proposed to be included in such Demand Registration exceeds the number that can be reasonably sold in such offering without materially and adversely affecting the offering price or otherwise materially and adversely affecting such offering, the Company shall include in such Demand Registration (but only to the extent of the number of securities that the lead underwriter advises can reasonably be sold in such offering), (x) first, the Registrable

            Securities to be offered by the Initiating Party and each other Participating Stockholder Party, according to the relative number of Registrable Securities beneficially owned by the Initiating Party and the other Participating Stockholder Parties at such time and (y) second, the securities which the Company desires to include in such registration.

                  (v) The Company and the other Participating Stockholder Parties shall have withdrawal rights with respect to the Additional Securities comparable to those set forth in Section 4.2(d) hereof.

                  (vi) Except as aforesaid, no other Person shall have any right to include any securities in any registration initiated by a Principal Stockholder Party as a Demand Registration.

            (b)  LIMITATIONS  ON  DEMAND   REGISTRATIONS.   Notwithstanding  the
foregoing and subject to Section 4.3(a) hereof, the Company shall not be required, within any six-month period, to effect more than one Demand Registration for the account of any Principal Stockholder Party (including for purposes of this calculation any Demand Registration in which a Principal Stockholder Party participates pursuant to Section 4.1(a)(i)(C) hereof) . For purposes of this Stockholders Agreement, a registration shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective and maintained effective in accordance with Section 4.5(a)(ii) hereof, (ii) if after it has become effective and during the period in which such Registration Statement is required to be maintained effective in accordance with Section 4.5(a)(ii) hereof, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to any
Participating Stockholder Party (and/or any of its Affiliates) and has not thereafter become effective, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of any Participating Stockholder Party (and/or any of its Affiliates) or (iv) the Principal Stockholder Party referred to in the preceding sentence has been unable to sell at least 75% of the Registrable Securities included by it in the offering.

            (c) COMPANY'S RIGHT TO POSTPONE REGISTRATION. Notwithstanding the foregoing, the Company shall be entitled to postpone for a reasonable period of time (but not exceeding 60 continuous days) the filing (but not the preparation) of a Registration Statement for a Demand Registration if the Company submits to the Initiating Party and each other Participating Stockholder Party a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, such Demand Registration and offering (including, without limitation, any disclosures required to be made in connection with such Demand Registration) would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction involving the Company; PROVIDED, HOWEVER, that (i) at all times during such period the Company is in good faith using its commercially reasonable best efforts to cause such Registration Statement to be filed as promptly as practicable and (ii) the Company may not exercise the right to postpone registration pursuant to this Section 4.1(c) more than once in any twelve month period.

            (d) SELECTION OF UNDERWRITERS. If the Demand Registration involves an underwritten offering, the Initiating Party (with the consent, not to be unreasonably withheld, of the other Principal Stockholder Party, if the other Principal Stockholder Party participates in the offering pursuant to Section 4.1(a)(i)(C) hereof) shall have the right to select one or more underwriters to act as lead underwriters of such underwritten offering.

            (e) COMPANY REGISTRATION. Notwithstanding anything in this Stockholders Agreement to the contrary, after receipt of a Demand Notice, the Company shall not initiate a registration of any of its securities for its own account (other than a registration on Form S-4 or Form S-8 or any like successor forms), for the account of any other Stockholder Party (except a Demand
Registration  in which such other  Stockholder  Party  participates  pursuant to
Section 4.1(a)(i)(C) hereof) and/or for the account of any other Person pursuant to registration rights granted to such Person in compliance with Section 4.9(a) hereof until 90 days after the effective date of the Registration Statement for such Demand Registration.

            (f) WITHDRAWAL OF REGISTRATION. At any time after the Company files with the SEC the Registration Statement for a Demand Registration and prior to such Registration Statement being declared effective by the SEC, the Company, if requested in writing by the Initiating Party (with the consent, not to be unreasonably withheld, of the other Principal Stockholder Party, if the other Principal Stockholder Party participates in the offering pursuant to Section 4.1(a)(i)(C) hereof), shall promptly withdraw such registration.

            Section 4.2.      PIGGYBACK REGISTRATION.

            (a)   REQUEST FOR REGISTRATION.

                  (i) If the Company at any time proposes to file a Registration
            Statement under the Securities Act relating to an offering of shares of Common Stock or other equity securities of the Company, or securities convertible into or exchangeable or exercisable for shares of Common Stock or such other securities (other than a Registration Statement on Form S-4 or Form S-8 or any like successor forms), to be offered for its own account (the "COMPANY SECURITIES") or for the account of any other Person (other than a Demand Registration for the account of one or more Stockholder Parties pursuant to Section 4.1 hereof), the Company shall (x) provide prompt written notice of the proposed offering to each Stockholder Party, setting forth the number and type of securities proposed to be offered and a description of the intended method or methods of distribution (the "PIGGYBACK REGISTRATION NOTICE"), and (y) use its commercially reasonable best efforts to effect the registration under the Securities Act (a "PIGGYBACK REGISTRATION") of such number of Registrable Securities as shall be specified in a written request by such Stockholder Party (collectively with any securities so specified by all other Stockholder Parties, the "STOCKHOLDER SECURITIES") made within 15 days after receipt of such Piggyback

            Registration Notice from the Company, subject to Sections 4.2(a)(ii) and 4.2(b) hereof.

                  (ii) Notwithstanding the foregoing subparagraph (i), the right of any Stockholder Party to request a Piggyback Registration as provided therein shall terminate at such time, if any, as the Registrable Securities beneficially owned by such Stockholder Party constitute less than 1% of the then-outstanding shares of Common Stock.

            (b) PRIORITY. If a registration pursuant to this Section 4.2 involves an underwritten offering, and the lead underwriter shall advise the Company in writing (with a copy to each Participating Stockholder Party) that, in its opinion, the number of Stockholder Securities proposed to be included in such registration exceeds the number that can reasonably be sold in such offering without materially and adversely affecting the offering price or otherwise materially and adversely affecting such offering, the Company shall include in such registration (but only to the extent of the number of securities that the Company is so advised can reasonably be sold in such offering), (i) first, the Company Securities, (ii) second, the Stockholder Securities, determined on a pro rata basis according to the relative number of Registrable Securities beneficially owned by the Participating Stockholder Parties at that time, and (iii) third, if all Company Securities and Stockholder Securities are included in such registration, any shares of Common Stock or other equity securities of the Company, or securities convertible into or exchangeable or exercisable for shares of Common Stock or such other securities to be offered for the account of any other Person pursuant to registration rights granted to such Person in compliance with Section 4.9(a) hereof (the "OTHER SECURITIES").

            (c) COMPANY DETERMINATION NOT TO REGISTER. Notwithstanding the foregoing, if, at any time after giving a Piggyback Registration Notice to the Stockholder Parties pursuant to Section 4.2(a) hereof and prior to the effective date of the Registration Statement in respect of such Piggyback Registration, the Company shall determine for any reason not to register the securities proposed to be covered thereby, the Company may, at its election, give written notice of such determination to each Participating Stockholder Party and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith, pursuant to Section 4.6(b) hereof), without prejudice, however, to the rights of any Principal Stockholder Party to request that such registration be effected as a Demand Registration (subject to Section 4.1(a) hereof). No registration effected under this Section 4.2 shall relieve the Company of its obligations pursuant to
Section 4.1 hereof.

            (d) WITHDRAWAL OF REGISTRABLE SECURITIES. Any Participating Stockholder Party may withdraw all or any part of its Registrable Securities from any Piggyback Registration upon written notice to the Company at any time prior to the later of (i) the Registration Statement in respect of such Piggyback Registration being declared effective by the SEC and (ii) the execution of any underwriting agreement with respect to such Piggyback Registration.

            Section 4.3 UNDERWRITTEN OFFERINGS.

            (a) DEMAND REGISTRATION. If requested by the underwriters for any underwritten Demand Registration, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, the Initiating Party, each other Participating Stockholder Party and the underwriters and to contain such representation and warranties by the Company and such other terms as are customarily contained in agreements of that type, including, without limitation, covenants to keep the Registration Statement current until all Registrable Securities to be sold in such offering have been sold or disposed of, indemnities and contribution to the effect and to the extent provided in
Section 4.7 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4.5(a)(x) hereof. The Initiating Party and each other Participating Stockholder Party shall cooperate with the Company in the negotiation of the underwriting agreement and shall be a party to such underwriting agreement.

            (b) PIGGYBACK REGISTRATION. In connection with each Piggyback Registration, if the Company proposes to distribute any of its securities through one or more underwriters, the Company shall, subject to Section 4.2(b) hereof, arrange for such underwriters to include all the Registrable Securities proposed to be offered and sold by each Participating Stockholder Party with the other securities of the Company to be distributed by such underwriters. Each Participating Stockholder Party shall be a party to the underwriting agreement between the Company and such underwriters.

            (c) UNDERWRITING AGREEMENT. In each underwriting agreement referred to in Section 4.3(a) or 4.3(b) hereof, each Participating Stockholder Party, at its option, may require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Stockholder Party, and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Participating Stockholder Party. The Participating Stockholder Parties shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Participating Stockholder Parties and information provided by the Participating Stockholder Parties to be included in the applicable Registration Statement, the Registrable Securities and the intended method or methods or distribution and any other representation required by law, or to furnish any indemnity or contribution to any Person which is broader than the indemnity and contribution furnished by the Participating Stockholder Parties in Section 4.7 hereof.

            Section 4.4.  PREPARATION OF REGISTRATION STATEMENT.

            (a) DEMAND REGISTRATION. Each Registration Statement in respect of a Demand Registration shall be on any form selected by the Company for which the Company then qualifies; PROVIDED, HOWEVER, that the Company shall use commercially reasonable best efforts to continue to be qualified to register secondary offerings of its securities under the Securities Act on Form S-3 (or any like successor form).

            (b) PIGGYBACK REGISTRATION. Each Registration Statement in respect of a Piggyback Registration shall provide for the offering and sale of Registrable Securities in a manner consistent with the offering and sale of the other securities of the Company to which such Registration Statement relates.

            (c) OPPORTUNITY TO PARTICIPATE. In connection with the preparation of each Registration Statement in respect of a Demand Registration or a Piggyback Registration, the Company shall give each Participating Stockholder Party and its underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement and the related Prospectus, including each amendment thereof or supplement thereto, and any correspondence to the SEC (including its staff) responding to comments on the Registration Statement or Prospectus, and shall give each of them such access to the financial and other records, corporate documents and properties of the Company and its subsidiaries and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Participating Stockholder Party, such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. In the case of a Demand Registration, the Company shall not file any such Registration Statement or Prospectus, including any amendment thereof or supplement thereto, or response letter to which any Participating Stockholder Party or any such counsel reasonably objects.

            (d) PARTICIPATING STOCKHOLDER PARTY'S INFORMATION. In connection with the preparation of each Registration Statement in respect of a Demand Registration or a Piggyback Registration, the Company may require each Participating Stockholder Party to furnish the Company such information regarding such Participating Stockholder Party and the distribution of the Registrable Securities to which such Registration Statement relates as the Company may from time to time reasonably request in writing.

            Section 4.5  REGISTRATION PROCEDURES.

            (a) COMPANY OBLIGATIONS. If and whenever the Company is obligated by the provisions of this Stockholders Agreement to use its commercially reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company shall as promptly as practicable:

                  (i) prepare, and as promptly as practicable,  but in any event within 60 days after the receipt of the Demand Notice (subject to Section 4.2(d) hereof), file with the SEC a Registration Statement with respect to the Registrable Securities and thereafter use commercially reasonable best efforts to cause such Registration Statement to become effective;

                  (ii) use  commercially  reasonable  best  efforts to cause the
            Registration Statement to remain effective and to prepare and file with the SEC any amendments and supplements to the Registration

            Statement and to the related Prospectus as may be necessary to keep the Prospectus current until the earlier of (x) such time at which all Registrable Securities offered thereby have been sold or disposed of in accordance with the intended method or methods of disposition by the Participating Stockholder Parties (or are no longer Registrable Securities) and in compliance with the provisions of the Securities Act and (y) 60 days after the Registration Statement is first declared effective;

                  (iii) notify each  Participating  Stockholder Party (v) when a
            Registration Statement becomes effective, (w) when the filing of a post-effective amendment to a Registration Statement or supplement to or amendment of the related Prospectus is required, when the same is filed, and in the case of a post-effective amendment, when the same becomes effective, (x) of any request by the SEC for any amendment of or supplement to a Registration Statement or the related Prospectus or for additional information, (y) of the entry of any stop order suspending the effectiveness of such Registration Statement or of the initiation of any proceedings for that purpose and (z) of the suspension of the qualification of any Registrable Securities for offering or sale in any jurisdiction or of the initiation of any proceedings for that purpose;

                  (iv) make every reasonable  effort (x) to prevent the entry of any stop order affecting the Registration Statement and (y) to remove any such stop order, if entered at the earliest possible moment;

                  (v) furnish to each  Participating  Stockholder  Party and any underwriters such number of conformed copies of the Registration Statement as initially filed with the SEC and of each pre-effective and post-effective amendment or supplement thereto (in each case including at least one copy of all exhibits thereto and all documents incorporated by reference therein), such number of copies of each Prospectus, and such other documents, as such Participating Stockholder Party or any underwriter reasonably may request to facilitate the distribution of the Registrable Securities to which such Registration Statement relates;

                  (vi) use commercially  reasonable best efforts (x) to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as any Participating Stockholder Party reasonably requests, (y) to keep each such registration or qualification in effect until the earlier of (A) the time at which all Registrable Securities covered by such Registration Statement have been sold or disposed of in accordance with the intended method or methods of disposition by the Participating Stockholder Parties (or are no longer Registrable Securities) and in compliance with the provisions of such securities or blue sky laws and (B) 60 days after the Registration Statement is first declared effective, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable each Participating Stockholder

            Party to consummate the sale or disposal in such jurisdictions of such Registrable Securities in accordance with the intended method or methods of disposition by such Participating Stockholder Party; PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation wherein it would not but for the requirements of this
            Section 4.5(a)(vi) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (vii) use  commercially  reasonable  best efforts to cause the
            Registrable Securities covered by a Registration Statement to be listed on each national securities exchange on which the Company's equity securities are then listed at the time of the sale of such Registrable Securities pursuant to such Registration Statement (or if no such equity securities are then listed, to qualify as a "national market system security" with the NASDAQ National Market);

                  (viii) use its  commercially  reasonable best efforts to cause its senior management to attend and make presentations regarding the prospects of the Company at all meetings with prospective purchasers of shares of Common Stock that are arranged by any underwriter (after conferring with senior management regarding possible schedule conflicts) in connection with any widely distributed, underwritten offering of such shares of Common Stock;

                  (ix) notify each Participating  Stockholder Party, at any time when a Prospectus is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable prepare and furnish to each Participating Stockholder Party such number of copies of a supplement to or an amendment of such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (x) furnish to each  Participating  Stockholder Party a signed counterpart, addressed to such Participating Stockholder Party of

                         (x) an opinion of counsel for the  Company  experienced
                   in securities law matters, dated the effective date of the Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), and

                         (y) one or more "comfort" letters, (1) dated the effective date of the Registration Statement and, if different, dated the date of the closing of any sale of Registrable Securities thereunder, or (2) if such registration includes an underwritten offering, dated the date of the underwriting agreement and dated the date of the closing under the underwriting agreement, in each such case signed by each of the independent public accountants who have issued an audit report on the financial statements included or incorporated by reference in the Registration Statement, covering such matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other matters as such Participating Stockholder Party may reasonably request;

                  (xi) otherwise use commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available generally to its stockholders a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act covering a period of twelve (12) months beginning within six months after the effective date of each Registration Statement, which statements shall cover said twelve (12)-month period; PROVIDED, HOWEVER, that the Company shall be deemed to have complied with this clause (xi) if it has complied with Rule 158 under the Securities Act;

                  (xii) provide and cause to be maintained a transfer  agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case from and after a date not later than the effective date of such Registration Statement, and to instruct such transfer agent (x) to release any stop transfer orders with respect to the Registrable Securities being sold and (y) to furnish certificates without restrictive transfer legends representing ownership of the Registrable Securities being sold, in such denominations requested by any Participating Stockholder Party or the lead underwriter; and

                  (xiii) enter into such  agreements and take such other actions as each Participating Stockholder Party or the lead underwriter reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of "road shows" and all such other customary selling efforts as the lead underwriter may reasonably request in order to expedite or facilitate such disposition.

            (b) PARTICIPATING STOCKHOLDER PARTY'S OBLIGATIONS. Each Participating Stockholder Party, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.5(a)(ix) hereof, shall forthwith discontinue disposition of the Registrable Securities until such Participating Stockholder Party's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.5(a)(x) hereof or until it is advised in writing by the Company that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each

Participating Stockholder Party shall deliver to the Company or destroy all copies, other than permanent file copies then in such Participating Stockholder Party's possession, of the Prospectus required to be supplemented or amended.

            Section 4.6.   EXPENSES OF REGISTRATION.

            (a) DEMAND REGISTRATION. With respect to each Demand Registration undertaken for the account of any Principal Stockholder Party up to (and including) the second Demand Registration that becomes effective as set forth in
Section 4.1(b) hereof, and the distribution of the Registrable Securities pursuant thereto, the Company shall bear all reasonable out-of-pocket fees, costs and expenses incurred by the Company and each Participating Stockholder Party, including, without limitation, (i) all SEC and stock exchange registration and filing fees, (ii) stock exchange listing fees, (iii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iv) printing expenses (including the expense of printing Prospectuses), (v) messenger and delivery expenses, (vi) marketing expenses (including, without limitation, expenses in connection with road shows), (vii) reasonable fees and disbursements of counsel for the Company and each Principal Stockholder Party and their independent public accountants, and
(viii) all Distribution Expenses (all such expenses being herein referred to herein as the "REGISTRATION EXPENSES"). In the case of any Demand Registration undertaken thereafter, the Participating Stockholder Parties shall bear all Registration Expenses incurred by the Company and the Participating Stockholder Parties in connection with such Demand Registration on a pro rata basis according to the relative number of shares proposed to be included in such registration by the Participating Stockholder Parties; PROVIDED, HOWEVER, that any Registration Expenses attributable to any securities included in the Demand Registration by the Company in accordance with Section 4.1(a)(i)(B) hereof shall be borne by the Company on a pro rata basis according to the relative number of such Registrable Securities proposed to be included by it in the registration; and PROVIDED, FURTHER, that (x) the Company shall bear up to a maximum of $25,000 for each Participating Stockholder Party of the fees and disbursements of counsel for such Participating Stockholder Party and (y) except to the extent set forth in the foregoing clause (x), each Participating Stockholder Party shall bear the fees and disbursements of its counsel, independent public accountants and other advisors. Notwithstanding the foregoing, in the event that the Bain Stockholders are issued shares of Common Stock in the Merger that have not been registered under the Securities Act, the Bain Stockholders shall be entitled to exercise an additional Demand Registration in which all of the Registration Expenses shall be borne by the Company.

            (b) PIGGYBACK REGISTRATION. Except as set forth in the following sentence, the Company shall bear all Registration Expenses of the Company and each Participating Stockholder Party in connection with any Piggyback Registration and the distribution of the Registrable Securities pursuant thereto. Notwithstanding the foregoing, (i) the Company shall bear the fees and disbursements of counsel for each Participating Stockholder Party up to a maximum of $25,000 for such Participating Stockholder Party and (ii) the Company shall not be responsible for (x) except as set forth in the foregoing clause
(i), the fees and disbursements of any counsel, accountant or other advisor retained by any Participating Stockholder Party in connection with such

Piggyback Registration, and (y) Distribution Expenses related to or arising from the sale by such Participating Stockholder Party of any Registrable Securities pursuant to such Piggyback Registration.

            Section 4.7.   INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registrable Securities pursuant to this Stockholders Agreement, the Company shall indemnify and hold harmless (i) each Participating Stockholder Party, (ii) the Affiliates of each Participating Stockholder Party, (iii) the trustees, partners, directors, officers, agents and advisors of each Participating Stockholder Party, (iv) each Person who participates as an underwriter in the offering or sale of such Registrable Securities and (v) each Person (if any) who controls a Participating Stockholder Party or any such underwriter within the meaning of either the Securities Act or the Exchange Act (collectively, the "COMPANY INDEMNIFIED PARTIES") from and against any and all losses, claims, damages or liabilities (collectively "LOSSES"), joint or several, to which the Company Indemnified Parties or any of them may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus in respect of such registration, including any amendment thereof or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, subject to Section 4.7(c) hereof, the Company shall reimburse the Company Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Loss, action or proceeding; PROVIDED, HOWEVER, that the foregoing indemnity shall not apply to the extent that such Loss (or action or proceeding in respect thereof) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Participating Stockholder Party expressly for use in the preparation of such Registration Statement or Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnified Party.

            (b) INDEMNIFICATION BY THE PARTICIPATING STOCKHOLDER PARTIES. In the event of any registration of any Registrable Securities pursuant to this Stockholders Agreement, each Participating Stockholder Party shall indemnify and hold harmless (i) the Company, (ii) the Company's directors, officers, agents and advisors, (iii) each Person who participates as an underwriter in the offering or sale of Registrable Securities, (iv) each Person (if any) other than such Participating Stockholder Party who controls the Company within the meaning of either the Securities Act or the Exchange Act, and (v) if any one or more other Stockholder Parties are Participating Stockholder Parties, (w) each such other Stockholder Party, (x) the Affiliates of each such other Stockholder Party, (y) the trustees, partners, directors, officers, agents and advisors of each such other Stockholder Party, and (z) each Person (if any) who controls each such other Stockholder Party within the meaning of either the Securities Act or the Exchange Act (the "STOCKHOLDER INDEMNIFIED PARTIES"), from and against any and all Losses, joint or several, to which the Stockholder Indemnified Parties or any of them may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus in respect of such registration, including any amendment thereof or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if in any such case such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Participating Stockholder Party expressly for use in the preparation of such Registration Statement or Prospectus; and, subject to Section 4.7(c) hereof, such Participating Stockholder Party shall reimburse the Stockholder Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Loss, action or proceeding. In no event shall the liability of any Participating Stockholder Party hereunder be greater in amount than the dollar amount of the gross proceeds (net of underwriting discounts and commissions) received by such Participating Stockholder Party and/or any of its Affiliates upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Stockholder Indemnified Party.

            (c) INDEMNIFICATION PROCEDURES. The party seeking indemnification pursuant to this Section 4.7 is referred to as the "INDEMNIFIED PARTY" and the party from whom indemnification is sought under this Section 4.7 is referred to as the "INDEMNIFYING PARTY." The Indemnified Party shall give prompt written notice to the Indemnifying Party of the commencement of any action or proceeding involving a matter referred to in Section 4.7(a) or 4.7(b) hereof (an "ACTION"), if an indemnification claim in respect thereof is to be made against the Indemnifying Party; PROVIDED, HOWEVER, that the failure to give such prompt notice shall not relieve the Indemnifying Party of its indemnity obligations hereunder with respect to such Action, except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in and to assume the defense of such Action, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that (i) the
Indemnifying Party, within a reasonable period of time after the giving of notice of such indemnification claim by the Indemnified Party, (x) notifies the Indemnified Party of its intention to assume such defense and (y) appoints such counsel, and (ii) the Indemnifying Party may not, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Action. If the Indemnifying Party so assumes the defense of any such Action, (A) the Indemnifying Party shall pay all costs associated with, any damages awarded in, and all expenses arising from the defense or settlement of such Action, and (B) the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of such Action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (x) the Indemnifying Party has agreed to pay such fees and expenses, (y) the Indemnified Party has been advised by its counsel that there are likely to be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the reasonable fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section 4.7 shall be paid by the Indemnifying Party or (z) such counsel has been selected by the Indemnified Party solely due to a conflict of interest which exists between counsel selected by the Indemnifying Party and the Indemnified Party. If the Indemnifying Party does not so assume the defense of such Action, the Indemnified Party shall be entitled to exercise control of the defense, compromise or settlement of such Action. No Indemnified Party shall settle or compromise any Action for which it is entitled to indemnification under this Stockholders Agreement without the prior written consent of the Indemnifying Party (which consent may not be unreasonably withheld or delayed). The other party shall cooperate with the party assuming the defense, compromise or settlement of any Action in accordance with this Stockholders Agreement in any manner that such party reasonably may request and the party assuming the defense, compromise or settlement of any Action shall keep the other party fully informed in the defense of such Action.

            (d)  CONTRIBUTION.  If the  indemnification  provided  for  in  this
Section 4.7 is unavailable or is insufficient to hold the Indemnified Party harmless under Section 4.7(a) or 4.7(b) hereof with respect to any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand with respect to the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, the untrue or alleged untrue statement or omission or alleged omission relates to information supplied (or omitted to be supplied) by the Indemnifying Party on the one hand or the Indemnified Party on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this Section 4.7(d) shall be deemed to include any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Loss, action or proceeding.

            The  parties  agree  that it  would  not be just  and  equitable  if contribution pursuant to this Section 4.7(d) were determined by pro rata allocation, by reference to a Participating Stockholder Party's (and/or any of its Affiliate's) stock ownership in the Company, or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.7(d), a Participating Stockholder Party shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Participating Stockholder Party (and/or any of its Affiliates) from the Registrable Securities that were offered to the public exceed the amount of any damages which such Participating Stockholder Party (and/or any of its Affiliates) has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            If   indemnification  is  available  under  this  Section  4.7,  the
Indemnifying Party shall indemnify the Indemnified Party to the full extent provided in Section 4.7(a) or 4.7(b) hereof, as applicable, without regard to the relative fault of the Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 4.7(d).

            (e) OTHER RIGHTS. The provisions of this Section 4.7 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

            (f) PERIODIC PAYMENT. The indemnification and contribution required by this Section 4.7 shall be made by periodic payment of the amount thereof during the course of the investigation or defense, as and when bills are received or Loss or expense is incurred.

            Section 4.8.   LOCK-UP AGREEMENTS.

            (a) STOCKHOLDER PARTIES' LOCK-UP. If and whenever the Company proposes to register any shares of Common Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or such other securities, under the Securities Act for sale for its own account (other than on Form S-4 or S-8 or any like successor forms) or is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 4 hereof, and, in the case of an underwritten offering, if requested by the lead underwriter, each Stockholder Party agrees, and will cause its executive officers, directors, partners and trustees to agree, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or announce the offering of, or register, cause to be registered or announce the intended registration of, any Registrable Securities, including any sale pursuant to a brokerage transaction under Rule 144 under the Securities Act, within seven days prior to and 90 days (or such shorter period as may be requested by the lead underwriter in the case of an underwritten offering) after the effective date of the Registration Statement (or, in the case of an underwritten offering, the date of the applicable underwriting agreement) relating to such registration, except (i) if applicable, as part of such registration or (ii) in the case of an underwritten offering, with the consent of the lead underwriter; PROVIDED, HOWEVER, that (x) each Stockholder Party, or its executive officers, directors, partners and trustees, may offer and sell Registrable Securities during such period in one or more privately negotiated transactions, provided that the buyer(s) of such Registrable Securities agree to be bound by this Section 4.8(a), on the same terms as such Stockholder Party, until the expiration of such period; (y) this
Section 4.8(a) shall in no way limit or delay any Principal Stockholder Party's right to submit a Demand Notice in accordance with Section 4.1 hereof, or the Company's obligations with respect thereto prior to the filing with the SEC of the Registration Statement in respect of such Demand Registration (including, without limitation, the preparation of such Registration Statement in accordance with Section 4.4 hereof); and (z) each Stockholder Party, or its executive officers, directors, partners and trustees, may offer and sell Registrable Securities during such period to the Company.

            (b) COMPANY LOCK-UP. The Company agrees, and will cause its executive officers and directors to agree, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or announce the offering of, or register, cause to be registered or announce the intended registration of any shares of Common Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or such other securities, within seven days prior to and 90 days (or such shorter period as may be requested by the lead underwriter of an underwritten offering) after the effective date of any Registration Statement with respect to its Registrable Securities, except (i) as part of such registration or pursuant to a registration on Form S-4 or Form S-8 (or any like successor forms) or (ii) with the consent of such lead underwriter.

            Section 4.9.   CERTAIN LIMITATIONS.

            (a) NO INCONSISTENT AGREEMENTS. The Company represents and warrants to the Stockholder Parties that the Company has not entered, and the Company agrees that on and after the date hereof the Company shall not enter, into any agreement with respect to its securities that would in any way interfere, or which is inconsistent, with the rights granted to the Stockholder Parties in this Stockholders Agreement. Without limiting the generality of the foregoing,
(i) the  Company  has not granted to any  Person(s)  other than the  Stockholder
Parties the right to have registered under the Securities Act (including, without limitation, in a "piggyback" registration) any shares of Common Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or such other securities, and (ii) on and after the date hereof the Company shall not grant to any Person(s) other than the Stockholder Parties any such registration rights, if such registration rights, in the reasonable judgment of any Stockholder Party, would interfere with, or have priority over, any of the rights granted to such Stockholder Party in this Stockholders Agreement.

            (b) CHANGES IN COMMON STOCK.  The Company shall not effect or permit to occur any merger, combination, reclassification, recapitalization, reorganization, restructuring or subdivision of its Common Stock which would materially adversely affect the ability of the Stockholder Parties to include Registrable Securities in any registration contemplated by this Stockholders Agreement or the marketability of such Registrable Securities under any such registration.

            Section 4.10. RULE 144. The Company shall take all actions reasonably necessary to enable the Stockholder Parties to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (i) Rule 144 and Rule 144A under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon request of any Stockholder Party, the Company shall deliver to such Stockholder Party a written statement as to whether it has complied with such requirements.

            Section 4.11.  ASSIGNMENT OF REGISTRATION RIGHTS.

            (a) GENERAL. Each Principal Stockholder Party may assign its registration rights under this Article IV, in whole or in part, to any Person to which such Stockholder Party Transfers any Registrable Securities (a
"TRANSFEREE"); PROVIDED, HOWEVER, that (i) the Registrable Securities so Transferred constitute at least 5% of the then-outstanding shares of Common Stock, and (ii) such Transferee enters into a written assumption agreement with respect to all such obligations so assumed.

            (b) RETENTION OF RIGHTS BY STOCKHOLDER PARTY. If a Stockholder Party beneficially owns any Registrable Securities following any assignment hereunder to a Transferee that is not an Affiliate of such Stockholder Party, such assignment shall not limit or otherwise affect such Stockholder Party's rights, and the Company's obligations, under this Article IV with respect to such remaining Registrable Securities, except to the extent rights hereunder were assigned to the Transferee.

            (c)  RIGHTS OF  TRANSFEREE.  Except as  otherwise  provided  in this
Section 4.11, the provisions of this Article IV which are for the benefit of each Stockholder Party shall be for the benefit of and enforceable by any Transferee(s) (and references in this Article IV to a Stockholder Party shall be deemed also to refer to such Transferee(s) as appropriate). Without limiting the generality of the foregoing, if, at the time the Company is required to deliver a notice to the Stockholder Parties pursuant to Section 4.1(a) or 4.2(a) hereof, one or more Transferees that are not Affiliates of a Stockholder Party also have rights with respect to such registration pursuant to an assignment effected in accordance with Section 4.11(a) hereof, the Company shall deliver a copy of such notice to each such Transferee, and afford each such Transferee the opportunity to participate in such registration, on the basis set forth in Section 4.1(a) hereof (subject to Sections 4.1(a)(iii) and 4.1(a)(iv) hereof) or Section 4.2(a) hereof (subject to Sections 4.2(a)(ii) and 4.2(b) hereof), as the case may be.


                                    ARTICLE V

                       ADDITIONAL COVENANTS OF THE COMPANY

            Section 5.1. DIMINUTION OF RIGHTS. So long any Principal Stockholder Party is the beneficial owner of 10% or more of the then-outstanding shares of Common Stock, the Company shall not, without the prior written approval of such Principal Stockholder Party:

            (a) amend the By-Laws in any manner which diminishes the rights of any holder or holders of Common Stock, including, without limitation, any amendment that would (i) limit or regulate the right of holders of Common Stock to nominate directors or propose new business at a meeting of stockholders, to call special meetings of stockholders, to act by written consent (including any provision permitting the Board of Directors to fix a record date for any actions by written consent initiated by a stockholder) or to remove directors, (ii) increase the vote or quorum required for any stockholder action, or (iii) restrict or adversely affect in any material way the ability to buy, sell, transfer or hold shares of Common Stock; or

            (b) adopt a Shareholder Rights Plan (or any plan or agreement of similar effect).

            Section 5.2. CHANGE OF CONTROL PROVISIONS. So long any Principal Stockholder Party is the beneficial owner of 10% or more of the then-outstanding shares of Common Stock, without the prior written approval of such Principal Stockholder Party, neither the Company nor any subsidiary of the Company shall enter into or otherwise permit itself or any of its properties to become bound by or subject to any material agreement, instrument or other commitment (including, but not limited to joint venture or partnership agreements, contracts with customers, suppliers or labor unions, loan, indemnity or guaranty agreements, indentures, notes, leases or licenses, mortgages and security agreements) (i) containing a Change of Control Provision (as defined below) other than (x) an employment or employee severance agreement or plan or (y) an indenture, loan guaranty, lease or note agreement or other agreement relating to the incurrence or assumption of indebtedness (a "DEBT AGREEMENT") that contains a Change of Control Provision that is consistent in all material respects with the form of Change of Control Provision that then prevailing market practice would require be included in a Debt Agreement for a substantially comparable borrower covering indebtedness substantially similar to that being incurred by the Company pursuant to such Debt Agreement or (ii) granting to any party thereto or holder thereof any right to vote for the election of directors of the Company. The Company agrees that all material agreements, instruments or other commitments that would contain a Change of Control Provision (whether or not approved by or requiring the approval of any Stockholder Party and without regard to the exception in the definition of Change of Control Provision) shall be submitted to the Board of Directors for approval and shall have been approved by the Board of Directors prior to the Company entering into any such agreement. As used herein, a "CHANGE OF CONTROL PROVISION" shall mean any provision which would give rise to any actual or potential (A) event of default under a Debt Agreement or (B) restriction on, requirement of (including, without limitation, any requirement relating to any put right of securityholders), or other adverse effect on the Company or any of its subsidiaries as the result of the happening of a "change of control" of the Company however defined, but including without limitation any provision relating to (i) beneficial ownership by any Person of more or less than a specified percentage of outstanding Common Stock, (ii) a change in the Board of Directors not approved by the previously incumbent directors or (iii) a merger, sale of all or substantially all the Company's assets or other business combinations involving the Company or any of its subsidiaries, except that, in the case of any Stockholder Party referred to in the first sentence of this Section 5.2, "Change of Control Provision" shall not include a provision as to which such Stockholder Party notifies the Company in writing before the Company enters into any agreement, instrument or other commitment containing such provision that, in the reasonable judgment of such Stockholder Party, such provision would not have a material adverse effect on such Stockholder Party's ability to sell the shares of Common Stock then beneficially owned by such Stockholder Party.

            Section 5.3. NO CONFLICT. The Company shall use commercially reasonable best efforts to ensure that the Certificate of Incorporation and By-Laws do not and will not at any time conflict with the provisions of this Stockholders Agreement as then in effect. In the event any such conflict should nevertheless exist, the provisions of this Stockholders Agreement shall control to the extent permitted by applicable law.

            Section 5.4. ACCESS TO INFORMATION. The Company shall from time to time furnish to each Stockholder Party information known or reasonably available to the Company which is requested by such Stockholder Party for purposes of exercising its rights under this Stockholders Agreement.

            Section 5.5. STOCKHOLDER PARTY'S DISCRETION. The Company agrees and acknowledges that any consent of any Stockholder Party contemplated by any provision of this Stockholders Agreement (including, without limitation, Sections 5.1 and 5.2 hereof) would be sought solely in such Stockholder Party's capacity as a stockholder of the Company and that such Stockholder Party has the right to give or withhold such consent for any reason in its sole discretion, including, without limitation, its desire to retain the level of its ownership percentage of the then-outstanding shares of Common Stock and/or to preserve the marketability of the shares of Common Stock beneficially owned by it.


                                   ARTICLE VI

                ADDITIONAL COVENANTS OF THE PIROD STOCKHOLDERS

            Section 6.1. ACTION BY BAIN STOCKHOLDERS. The Bain Stockholders agree and acknowledge that the Bain Stockholder Representative has the exclusive authority to act on behalf of the Bain Stockholders, and that the Bain Stockholders shall act through the Bain Stockholder Representative, for purposes of exercising the rights of the Bain Stockholders as a Stockholder Party under this Stockholders Agreement, including without limitation, the giving of any notice pursuant to Article IV hereof and the giving of any consent pursuant to
Section 5.1 or 5.2 hereof. The other parties hereto shall be entitled to rely upon any such action by the Bain Stockholder Representative as the act of the Bain Stockholders.

            Section 6.2. ADDITIONAL PIROD STOCKHOLDERS. Prior to the Effective Time, no PIROD Stockholder may Transfer any or all of the shares of capital stock of PIROD beneficially owned by such PIROD Stockholder, or any options or warrants with respect to the capital stock of PIROD (the "TRANSFERRED PIROD
SHARES") to any other Person (the "PIROD TRANSFEREE") unless such PIROD Stockholder shall cause the PIROD Transferee, concurrently with such Transfer, to become a party to this Stockholders Agreement by executing a counterpart hereof and shall promptly deliver the same to the Company and to the Trust. Exhibit A or B hereto, as applicable, will thereupon be deemed amended to include the name of the PIROD Transferee as a Bain Stockholder or an Other PIROD Stockholder, as the case may be.

            Section 6.3 RESTRICTIONS ON TRANSFER IN FIRST YEAR. Notwithstanding any other provision contained herein, prior to the first anniversary of the Effective Time, neither the Trust, any Bain Stockholder, any Other PIROD Stockholder nor any Permitted Successor (as defined below) shall Transfer any shares of Common Stock unless the Trust and the Bain Stockholders have previously consented in writing to such Transfer; PROVIDED, HOWEVER, that this
Section 6.3 shall not apply to (i) a Transfer of Common Stock by any Stockholder Party to an Affiliate of such Stockholder Party, (ii) a Transfer of Common Stock by any Bain Stockholder to its limited partners, (iii) a Transfer of Common Stock by PH, Inc. to its stockholders or (iv) a Transfer of Common Stock by a

PIROD Stockholder to a member of his Family Group (the transferees of shares referred to in clauses (i) - (iv) being deemed to be "PERMITTED SUCCESSORS"), if prior to such Transfer each transferee of such shares of Common Stock has agreed in writing to be bound by the provisions of this Agreement, including this
Section 6.3 (in which case Exhibit A or B hereto, as applicable, shall be deemed amended to include each such transferee as a Bain Stockholder or an Other PIROD Stockholder, as the case may be).


                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.1. EFFECTIVENESS. Except for Article II (but only insofar as it relates to actions of the parties to be taken prior to the Effective
Time), Section 4.9, Article VI and this Article VII, which shall be effective from and after the date hereof, this Stockholders Agreement shall be effective from and after the Effective Time. In the event that prior to the Effective Time the Merger Agreement terminates in accordance with the terms thereof, this Stockholders Agreement shall also terminate and be of no further force or effect.

            Section 7.2. NOTICES. All notices, requests, consents, demands, waivers, instructions and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight mail, or sent by telecopier, as follows;

            (a)  if to the Trust:

            John H. Laeri, Jr.
            Meadowcroft Associates
            9 Burr Road
            Westport, CT  06880
            Telephone:  (203) 222-8412
            Facsimile:  (203) 222-8421

            with a copy to:

            Ed Kaufmann, Esq.
            Hughes Hubbard & Reed LLP
            One Battery Park Plaza
            New York, New York 10004
            Telephone:  (212) 837-6656
            Facsimile:  (212) 422-4726

            (b) if to the Bain Stockholders:

            Paul Spinale
            Bain Capital, Inc.
            Two Copley Place
            Boston, MA  02116
            Telephone:  (617) 572-3000
            Facsimile:  (617) 572-3274

            with a copy to:

            James L. Learner, Esq.
            Kirkland & Ellis
            200 East Randolph Drive
            Chicago, Illinois 60601
            Telephone:  (312) 861-2129
            Facsimile:  (312) 861-2000

            (c) if to any Other PIROD Stockholder:

            as set forth on Exhibit B hereto


            (d)  if to the Company:

            ROHN Industries, Inc.
            6718 West Plank Road
            Peoria, Illinois 61604
            Attention: General Counsel
            Telephone:  (309) 633-5608
            Facsimile:  (309) 633-2693

            with a copy to:

            Victor E. Grimm, Esq.
            Bell, Boyd & Lloyd
            Three First National Plaza
            70 West Madison Street
            Chicago, Illinois 60602
            Telephone:  (312) 807-4242
            Facsimile:  (312) 372-2098

or to such other Person or address as any party may specify by notice in writing to the other parties. All notices and other communications given to a party in accordance with the provisions of this Stockholders Agreement shall be deemed to have been given on the date of actual receipt. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

            Section  7.3.   AMENDMENTS.   Any  provision  of  this  Stockholders
Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the Company and the Stockholder Parties, executed in the same manner as this Stockholders Agreement. No consent, waiver or similar act shall be effective unless in writing.

            Section 7.4.    ASSIGNMENT; TRANSFERS TO AFFILIATES.

            (a) ASSIGNMENT. This Stockholders Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the parties hereto may assign this Stockholders Agreement or any of its rights or obligations hereunder.

            (b) ARTICLES II AND V. The rights of any Principal Stockholder Party specified in Articles II and V hereof may be assigned, in whole or in part, to any Person to which such Principal Stockholder Party Transfers any shares of Common Stock (the "TRANSFERRED COMPANY SHARES"), but if and only if (i) in the event that such Person is an Affiliate of such Principal Stockholder Party, the requirements set forth in Section 7.4(c) are complied with and (ii) in the event that such Person is not an Affiliate of such Principal Stockholder Party, (x) the Transferred Company Shares constitute at least 5% of the then-outstanding shares of Common Stock and (y) the other Principal Stockholder Party consents in writing to such assignment (which consent may be given or withheld in its sole discretion). If such consent is given, then concurrently with such assignment, the Company, the Stockholder Parties and the Person to which such shares of Common Stock are Transferred shall execute an amendment to this Stockholders Agreement with respect to such assignment.

            (c) TRANSFERS TO AFFILIATES. No party hereto (other than the Company) may Transfer any shares of Common Stock (any/or any rights of such party hereunder) to any of its Affiliates unless such party shall cause such Affiliate, concurrently with such Transfer, to become a party to this
Stockholders Agreement by executing a counterpart hereof and shall promptly deliver the same to the Company and to the other Stockholder Parties. Exhibit A or B hereto, as applicable, will thereupon be deemed amended to include the name of such Affiliate as a Bain Stockholder or an Other PIROD Stockholder, as the case may be.

            Section 7.5. GOVERNING LAW. This Stockholders Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws of the State of Delaware or any other jurisdiction that, in either case, would call for the application of the substantive laws of any jurisdiction other than Delaware.

            Section 7.6. COUNTERPARTS. This Stockholders Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            Section 7.7. SPECIFIC PERFORMANCE. The Company and each Stockholder Party acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Stockholders Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company or a Stockholder Party of the provisions of this Stockholders Agreement, in addition to any remedies at law, each of the Stockholder Parties and the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance by the other party, a temporary restraining order, a temporary or permanent in injunction or any other equitable remedy which may then be available.

            Section 7.8. SEVERABILITY. If any term, provision, covenant or restriction of this Stockholders Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Stockholders Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, PROVIDED that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

            Section 7.9. ENTIRE AGREEMENT. This Stockholders Agreement contains the entire agreement between the Stockholder Parties and the Company with respect to the transactions contemplated hereby, and supersede all prior agreements among the parties with respect to these matters.

            IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be executed as of the date first referred to above.



                              ROHN INDUSTRIES, INC.



                              By:      /S/ BRIAN B. PEMBERTON
                                  ------------------------------------
                                  Name:   Brian B. Pemberton
                                  Title:  President



                              UNR ASBESTOS-DISEASE CLAIMS TRUST



                              By:      /S/ JOHN H. LAERI, JR.
                                  ------------------------------------
                                  Name:   John H. Laeri, Jr.
                                  Title:  Trustee



                              BAIN CAPITAL FUND V, L.P.

                              By:  BAIN CAPITAL PARTNERS V, L.P.,
                              its general partner

                              By:  BAIN CAPITAL INVESTORS V, L.P.,
                              its general partner



                              By:      /S/ DAVID DOMINIK
                                  ------------------------------------
                                  Name:   David Dominik
                                  Title:  Managing Director

                              BAIN CAPITAL FUND V-B, L.P.

                              By:  BAIN CAPITAL PARTNERS V, L.P.,
                              its general partner

                              By:  BAIN CAPITAL INVESTORS V, L.P.,
                              its general partner



                              By:      /S/ DAVID DOMINIK
                                  ------------------------------------
                                  Name:   David Dominik
                                  Title:  Managing Director



                              BCIP TRUST ASSOCIATES, L.P.



                              By:      /S/ DAVID DOMINIK
                                  ------------------------------------
                                  Name:   David Dominik
                                  Title:  a general partner



                              BAIN CAPITAL V MEZZANINE FUND, L.P.

                              By:  BAIN CAPITAL V MEZZANINE PARTNERS, L.P.,
                               its general partner

                              By:  BAIN CAPITAL INVESTORS V, INC.,
                               its general partner



                              By:      /S/ DAVID DOMINIK
                                  ------------------------------------
                                  Name:   David Dominik
                                  Title:  Managing Director

                              BCM CAPITAL PARTNERS, L.P.

                              By: BAIN CAPITAL V MEZZANINE PARTNERS, L.P., its general partner

                              By:  BAIN CAPITAL INVESTORS V, INC.,
                              its general partner



                              By:      /S/ DAVID DOMINIK
                                  ------------------------------------
                                  Name:   David Dominik
                                  Title:  Managing Director



                              PH, INC.



                              By:      /S/ MYRON C. NOBLE
                                  ------------------------------------
                                  Name:   Myron C. Noble
                                  Title:  Chairman



                              BCIP ASSOCIATES



                              By:      /S/ DAVID DOMINIK
                                  ------------------------------------
                                  Name:   David Dominik
                                  Title:  a general partner

                                                                       EXHIBIT A
                                BAIN STOCKHOLDERS
                                -----------------

Bain Capital Fund V, L.P.

Bain Capital Fund V-B, L.P.

BCIP Trust Associates, L.P.

Bain Capital V Mezzanine Fund, L.P.

BCM Capital Partners, L.P.

BCIP Associates

                                                                       EXHIBIT B

                            OTHER PIROD STOCKHOLDERS
                            ------------------------


                  NAME                             NOTICE INFORMATION
                  ----                             ------------------

                PH, Inc.                           PH, Inc.
                                                   1545 Pidco Drive
                                                   Plymouth, Indiana  46563